SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                   FORM 8-K/A
                                 AMENDMENT NO. 2


                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest             Commission File Number 1-8138
 event reported):  March 17, 1998





                            ALARMGUARD HOLDINGS, INC.



Incorporated in Delaware                     IRS Employee Identification Number:
                                             33-0318116



Principal Executive Office:                  Telephone:  (203) 795-9000
  125 Frontage Road
  Orange, CT  06477

         This Current Report on Form 8-K/A is filed by Alarmguard Holdings, Inc. ("Alarmguard" or the "Company"), a Delaware corporation, as an amendment to that certain Current Report on Form 8-K filed by Alarmguard on April 1, 1998 and amended on Form 8-K/A filed by Alarmguard on May 29, 1998. Item 7 (b) of such Report is amended to reflect an imputed one time non-cash dividend on the convertible preferred stock as discussed in Note A. The non-cash dividend is reflected in the accompanying pro forma condensed combined balance sheet as a charge against accumulated deficit with a corresponding increase to additional paid in capital.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Business Acquired.

                           The following audited financial  statements of Sentry
                  Protective Systems, a division of Security Systems Inc. ("Sentry"), as of and for the year ended December 31, 1997 are provided herein:

                  (1)      Report of Independent Auditors
                  (2)      Balance Sheet as of December 31, 1997
                  (3) Statement of Operations and Divisional Net Asset Deficiency for the year ended December 31, 1997
                  (4)      Statement  of Cash Flows for the year ended  December
                           31, 1997
                  (5)      Notes to Financial Statements

         (b)      Pro Forma Financial Information.

         The  following   unaudited  pro  forma  condensed   combined  financial
information sets forth, for the respective periods and as of the dates indicated, the results of operations and the financial position of Alarmguard after giving effect to the acquisition of certain assets of Sentry on March 17, 1998 as if the transaction was consummated as of the respective dates indicated below. The pro forma information also gives effect to the sale by the Company of 40,700 shares of Cumulative Convertible Preferred Stock at $1,000 per share (the "Preferred Stock Offering") in February 1998 (generating net cash proceeds of approximately $37.8 million), and an imputed one-time non-cash dividend of approximately $9.0 million as a result of the conversion price of the two series of preferred stock being less than the quoted market price of the Company's common stock at the date of issuance as required by EITF D-60: Accounting for the Issuance of Convertible Preferred Stock and Debt Securities with a Nondetachable Conversion Feature. A portion of the cash proceeds from the Preferred Stock Offering was used to complete the Sentry acquisition. The unaudited pro forma financial information should be read in conjunction with Alarmguard's audited historical consolidated financial statements and notes thereto as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997.

         The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that actually would have occurred if the Sentry acquisition and Preferred Stock Offering had been consummated as of these dates indicated, nor is it necessarily indicative of future operating results or financial position.

         The unaudited pro forma condensed combined balance sheet as of December 31, 1997 reflects the Sentry acquisition and Preferred Stock Offering as if such transactions had occurred on December 31, 1997. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1997 reflects the Sentry acquisition and Preferred Stock Offering as if the transactions had occurred on January 1, 1997.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                       ALARMGUARD HOLDINGS, INC.


Dated:  November 13, 1998              By: /s/ David Heidecorn
                                          ---------------------------------
                                               David Heidecorn
                                               Chief Financial Officer and
                                               Executive Vice President

Item 7 (a)        Financial Statements of Business Acquired

Audited  Financial  Statements  of Sentry  Protective  Systems,  a  division  of
     Security Systems Inc. ("Sentry") as of and for the year ended December 31, 1997.

                         Report of Independent Auditors



The Board of Directors and Stockholders
Security Systems, Inc.


We have audited the accompanying balance sheet of Sentry Protective Systems (a division of Security Systems, Inc.) as of December 31, 1997, and the related statements of operations and divisional net asset deficiency and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sentry Protective Systems at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in Note 2 to the financial statements, in 1997 the Company changed its method of accounting for lease revenue and related direct costs.


                                            /s/ Ernst & Young LLP


Stamford, Connecticut
May 15, 1998

                            Sentry Protective Systems
                     (A division of Security Systems, Inc.)

                                  Balance Sheet

                                December 31, 1997

                                 (IN THOUSANDS)


ASSETS
Current assets:
   Cash                                                                $    208
   Accounts receivable, less allowance for doubtful
     accounts of $1,155                                                   1,485
   Inventories                                                              359
   Prepaid expenses and other current assets                                347
                                                                       --------
Total current assets                                                      2,399

Property and equipment, net                                                 634

Customer installation costs, net of accumulated
  amortization of $353                                                      156
Customer contracts, net of accumulated amortization
  of $1,260                                                               1,918
Other assets                                                                 29
                                                                       --------
Total assets                                                           $  5,136
                                                                       ========

LIABILITIES AND DIVISIONAL NET ASSET DEFICIENCY
Current liabilities:
   Accounts payable                                                    $    771
   Accrued expenses                                                         433
   Customer deposits                                                        357
   Deferred revenue                                                       1,562
   Revolving loan facility                                               10,100
   Note payable to stockholders, including accrued
     interest of $12                                                        462
   Other current liabilities                                                368
                                                                       --------
Total current liabilities                                                14,053


Other liabilities                                                           167

Commitments and contingencies (NOTE 9)

Divisional net asset deficiency                                          (9,084)
                                                                       --------
Total liabilities and divisional net asset
  deficiency                                                           $  5,136
                                                                       ========


SEE ACCOMPANYING NOTES.

                            Sentry Protective Systems
                     (A division of Security Systems, Inc.)

           Statement of Operations and Divisional Net Asset Deficiency

                          Year ended December 31, 1997

                                 (IN THOUSANDS)



     Recurring revenue                                                  $ 6,832
     Installation revenue                                                 1,857
     Service revenue                                                      1,038
                                                                        -------
Total revenue                                                             9,727

     Monitoring expense                                                    (807)
     Installation expense                                                (4,245)
     Service expense                                                     (1,204)
                                                                        -------
Total cost of revenue                                                    (6,256)
                                                                        -------

Gross profit                                                              3,471

     Selling, general and administrative expense                         (7,071)
     Amortization and depreciation expense                               (1,014)
                                                                        -------
Total operating expenses                                                 (8,085)
                                                                        -------

Operating loss                                                           (4,614)

Other income (expense):
     Interest expense                                                    (1,038)
     Interest income                                                         25
     Gain on sale of customer contracts                                   1,289
     Other, net                                                              15
                                                                        -------
Loss before extraordinary item                                           (4,323)
Extraordinary loss on refinancing of debt                                  (102)
                                                                        -------
Net loss                                                                 (4,425)

Divisional net asset deficiency, beginning of year                       (5,511)
Divisional borrowings                                                       852
                                                                        -------
Divisional net asset deficiency, end of year                            $(9,084)
                                                                        =======



SEE ACCOMPANYING NOTES.

                            Sentry Protective Systems
                     (A division of Security Systems, Inc.)

                             Statement of Cash Flows

                          Year ended December 31, 1997

                                 (IN THOUSANDS)


OPERATING ACTIVITIES:
Net loss                                                                $(4,425)
Adjustments to reconcile net loss to net cash used
  in operating activities:
     Gain on sale of customer contracts                                  (1,289)
     Amortization and depreciation                                        1,014
     Provision for bad debts                                                864
     Loss on refinancing of debt                                            102
     Customer installation costs incurred                                   (58)
     Changes in operating assets and liabilities:
       Increase in accounts receivable                                   (1,170)
       Increase in inventories                                             (104)
       Increase in prepaid expenses and other
         current assets                                                    (192)
       Increase in accounts payable                                         285
       Increase in accrued expenses                                          54
       Increase in other liabilities                                        178
       Increase in customer deposits                                        201
       Increase in deferred revenue                                         231
                                                                        -------
Net cash used in operating activities                                    (4,309)

INVESTING ACTIVITIES:
Purchases of property and equipment                                        (108)
Acquisition of customer contracts                                          (970)
Proceeds from sale of customer contracts                                  1,289
                                                                        -------
Net cash provided by investing activities                                   211

FINANCING ACTIVITIES:
Payments of long-term debt                                               (1,105)
Proceeds from issuance of long-term debt                                  3,955
Divisional borrowings                                                       852
Proceeds from officer/stockholder loans                                     450
Payments on note receivable from stockholder                                200
                                                                        -------
 Net cash provided by financing activities                                4,352
                                                                        -------

Net increase in cash                                                        254
Cash overdraft, beginning of year                                           (46)
                                                                        -------
Cash, end of year                                                       $   208
                                                                        =======

Supplemental disclosure of cash flow information:
   Cash paid during the year for interest                               $   950
                                                                        =======

SEE ACCOMPANYING NOTES.

                            Sentry Protective Systems
                     (A division of Security Systems, Inc.)

                          Notes to Financial Statements

                                December 31, 1997



1. BASIS OF PRESENTATION

DESCRIPTION OF BUSINESS

Sentry Protective Systems (the "Company" or the "Alarm Division"), a division of Security Systems, Inc. conducts operations from its main office in Malden, Massachusetts. The Company also has other offices in Massachusetts and Maine. The Company sells and installs alarm systems and provides alarm monitoring and maintenance services to commercial and residential customers located throughout Massachusetts, Rhode Island, Connecticut, Maine and New Hampshire. Management believes the Company operates in one industry segment.

BASIS OF PRESENTATION

Security Systems, Inc. is comprised of two divisions, the Alarm Division and the Guard division ("Guard Division"). The accompanying financial statements reflect the accounts of the Alarm Division including expense allocations between the Alarm Division and the Guard Division based upon methods which management believes to be a reasonable and equitable allocation of such items (see Note 7). The Company is not a separate legal entity and accordingly, the balance sheet and statement of operations and divisional net asset deficiency reflect a net asset deficiency which includes amounts owed to the Guard Division, contributed capital and accumulated deficit.

Due to allocations  associated with certain operating expenses,  as discussed in
Note 7, the accompanying financial statements may not be indicative of the costs that would have been incurred had the Company been operated as a separate legal entity.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CHANGE IN ACCOUNTING METHOD

In 1997, the Company recognized recurring lease payments and deferred direct costs incurred in conjunction with the related leases (with amortization over the estimated useful life), in accordance with the operating lease provisions of Statement of Financial Accounting Standards No. 13, "Accounting for Leases" ("SFAS No. 13"). Also, in accordance with Statement of Financial Accounting Standards No. 51, "Financial Reporting by Cable Television Companies" ("SFAS No. 51"), revenue from lease installations were recognized to the extent that direct selling costs were charged to expense with any excess revenue deferred and amortized over the term of the lease. In all prior years, the Company recognized lease payments and related expenses in accordance with the sales type lease provisions of SFAS No. 13.

                            Sentry Protective Systems
                     (A division of Security Systems, Inc.)

                    Notes to Financial Statements (continued)



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company changed its method of accounting for leases and related costs because it believes the operating lease provisions of SFAS No. 13 and SFAS No. 51 more accurately display the economic benefits and risks related to its leasing program than the sales type lease provisions of SFAS No. 13. Also, the Company changed its method in conjunction with the anticipated acquisition of substantially all of its assets by Alarmguard Holdings Inc. (see Note 11) in order to conform to the accounting principles utilized by Alarmguard Holdings Inc.

In accordance with the provisions of APB No. 20, Accounting Changes ("APB No. 20"), the Company has elected to utilize the special exemption provision which allows an entity that is issuing its financial statements to the public for the first time in conjunction with a business combination to retroactively restate its financial statements as if the newly adopted accounting principle was utilized from inception. Management believes the use of the newly adopted accounting principles, applied retroactively, better portrays the results that can be expected in future periods. As such, the divisional net asset deficiency at January 1, 1997 has been retroactively restated, by a decrease of $311,000, to reflect accounting for the Company's leasing program under the operating lease provisions of SFAS No. 13 and in accordance with SFAS No. 51.

REVENUE RECOGNITION

Revenue from the sale of alarm systems is recognized upon completion of the installation. Payments received prior to completion of an installation are recorded in the accompanying balance sheet as customer deposits.

Revenue from installations relating to new subscriber accounts generated under the Company's leasing program is recognized at the time the installation is completed to the extent that related direct selling costs are charged to expense. Any excess installation revenue is deferred and amortized to income over the initial term of the related noncancelable monitoring/equipment lease contract (5 years), adjusted to reflect estimated subscriber attrition.

Revenue from alarm monitoring and service agreements is recognized as the services are rendered. Advance billings are accounted for as deferred revenue.

ACCOUNTS RECEIVABLE

Accounts receivable consist primarily of amounts due from customers in Massachusetts, Rhode Island, Connecticut, Maine and New Hampshire. Credit is extended based on an evaluation of the customer's financial condition; collateral is not required. The Company maintains an allowance for doubtful accounts at a level which management believes is sufficient to cover potential losses.

INVENTORIES

Inventories consist principally of alarm components and supplies and are stated at the lower of cost (first-in, first-out method) or market.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost and is being depreciated over the estimated useful lives of the assets. Depreciation is computed using both straight-line and accelerated methods. Costs of maintenance and repairs are charged to expense when incurred and costs of improvements are capitalized.

                            Sentry Protective Systems
                     (A division of Security Systems, Inc.)

                    Notes to Financial Statements (continued)



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CUSTOMER INSTALLATION COSTS

Customer installation costs consist of materials and direct labor incurred in connection with installing and activating new subscriber accounts under the Company's leasing programs. Amortization is provided on a straight-line basis over the term of the initial monitoring/equipment lease contract (5 years), adjusted to reflect estimated subscriber attrition. When an installation is identified for disconnection, the remaining net book value of the installation costs are fully written-off and charged to amortization expense.

CUSTOMER CONTRACTS

Customer contracts consist of purchased alarm customer lists which are being amortized on the straight-line method over their estimated useful lives of four years. Amortization expense related to customer contracts amounted to $705,000 in 1997.

ADVERTISING

Advertising and promotion costs are charged to operations when incurred. The Company charged $171,000 to expense for advertising and promotion during the year ended December 31, 1997.

INCOME TAXES

The Company, as a division of Security Systems, Inc., calculates its income taxes as if it were a separate entity giving effect to Security Systems, Inc.'s status as an S corporation in accordance with the Internal Revenue Code. Accordingly, no provision has been made for federal income taxes since the stockholders are responsible for reporting their share of the Company's taxable income or loss on their individual income tax returns. For state income tax purposes, S corporations with revenues in excess of $9 million are taxed at a 4.5% rate in Massachusetts.

Income taxes are determined under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred taxes result from temporary differences in the recognition of revenues and expenses for tax and financial reporting purposes.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash, accounts receivable, accounts payable and accrued expenses are carried at cost, which approximates fair value, due to the short-term nature of these instruments. At December 31, 1997, the fair value of the Company's long-term debt approximates its carrying value as such debt generally bears interest at floating rates or its rate does not differ significantly from the rate the Company would have to pay for similar debt on the balance sheet date.

                            Sentry Protective Systems
                     (A division of Security Systems, Inc.)

                    Notes to Financial Statements (continued)



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NEW ACCOUNTING PRONOUNCEMENTS

During 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information". SFAS No. 130 is effective for the first quarter of 1998, while SFAS No. 131 is effective for year end financial reporting in 1998 and on an interim basis thereafter. Also, in 1998, the FASB issued FASB No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits". FASB No. 132 is effective for year end reporting in fiscal 1998. All of these pronouncements require additional disclosure and the Company expects no material impact upon adoption.

3. PROPERTY AND EQUIPMENT

Property and equipment at December 31, 1997 consists of the following (in thousands):

Furniture, fixtures and equipment (useful lives
  ranging from five to ten years)                                         $  722
Vehicles (useful lives ranging from one to five
  years)                                                                     346
Leasehold improvements (useful lives ranging from
  nine to ten years)                                                         299
                                                                          ------
                                                                           1,367
Less accumulated depreciation                                                733
                                                                          ------
                                                                          $  634
                                                                          ======

Depreciation expense was $289 for the year ended December 31, 1997.

4. NOTES AND LEASES PAYABLE

Notes payable included in other current liabilities and other liabilities at December 31, 1997 consists of the following (in thousands):

Various leases, each collateralized by a vehicle,
  with interest rates varying from 5.96% to 11.32%
  and final payment dates ranging from March 1999
  to July 2000                                                              $ 78

Various equipment leases, with interest rates
  varying from 11.25% to 18.38% and final payment
  dates ranging from May 1998 to January 2000                                 38

Note payable for alarm accounts acquired, interest
  at 8% per annum and due in September 2000                                  138

Other notes payable                                                            3
                                                                            ----

Total notes and leases payable                                               257

Less current portion                                                         119
                                                                            ----

Long term portion                                                           $138
                                                                            ====

                            Sentry Protective Systems
                     (A division of Security Systems, Inc.)

                    Notes to Financial Statements (continued)



5. REVOLVING LOAN FACILITY

On August 22, 1996, the Company entered into a revolving line of credit which permitted borrowings of up to $1,000,000 for working capital purposes (the "Revolving Loan") and a line of credit which permitted borrowings of up to $9,000,000 to fund acquisitions (the "Acquisition Loan"). The Revolving Loan and the Acquisition Loan are collectively referred to as the "Loans".

On September 16, 1997, the loans were amended and restated whereby the loans were consolidated into a Revolving Loan Facility (the "Facility") permitting borrowings of up to $11,000,000, which was required to be reduced to $10,000,000 by February 28, 1998. The Facility matures on June 30, 1998 at which date all outstanding principal, accrued interest and unpaid fees are due and payable. Interest is payable at the bank's prime rate plus 2% or 10.5% at December 31, 1997 (previously based on the bank's prime plus 1.5%). The Facility is secured by substantially all of the assets of the Company. In addition, the Company was required to maintain key person life insurance policies, for the benefit of the bank, on two of its stockholders in the amount of $2,000,000 and $300,000, respectively.

In connection with the refinancing, the Company wrote-off unamortized deferred financing fees of $102,000, which is reflected as an extraordinary loss in the Company's statement of operations. As of December 31, 1997, $10,100,000 was outstanding under the Facility. For the year ended December 31, 1997, the Company incurred $990,000 in interest expense related to the Loans and the Facility.

On March 18, 1998, the Company paid all amounts due on the Facility with proceeds from the sale of substantially all of the Company's assets (see Note
12).

6. NOTE PAYABLE TO STOCKHOLDERS

During the period from August to October 1997, the Company issued various promissory notes (the "Notes") to stockholders of the Company aggregating $450,000. The Notes accrue interest monthly at 10% per annum, are payable on demand and are subordinated to the Company's Revolving Loan Facility (see Note
5).

7. RELATED PARTY TRANSACTIONS

In August 1997,  the Company  collected an outstanding  loan  receivable and all
accrued  interest  thereon  from  a  stockholder  of  the  Company   aggregating
approximately $200,000.

The Company leases office space in Malden, Massachusetts and Portland, Maine from a stockholder of the Company. Rent expense charged to operations in 1997 for these locations amounted to $106,000. The Malden, Massachusetts lease requires monthly payments of $6,996 and expires on December 31, 2003. The Portland, Maine lease requires monthly payments of $1,800 and expires on October 1, 2002.

Divisional borrowings, included in the divisional net asset deficiency at December 31, 1997 consist of non-interest bearing advances from the Guard Division and are payable on demand. During the year ended December 31, 1997, the Company incurred $106,000 of operating expenses (generally, risk management, professional fees and utilities) allocated by Security Systems, Inc. among the Company and the Guard Division.

                            Sentry Protective Systems
                     (A division of Security Systems, Inc.)

                    Notes to Financial Statements (continued)



8. INCOME TAXES

Differences between the tax basis of assets and liabilities and their financial reporting amounts that give rise to significant portions of deferred state income taxes are as follows as of December 31, 1997:

           Deferred tax assets (liabilities):
               Net operating losses                          $ 372,000
               Allowance for doubtful accounts                  50,000
               Other assets                                     18,000
               Other liabilities                               (26,000)
                                                             ---------

           Valuation allowances                               (414,000)
                                                             ---------

           Net deferred taxes                                $    --
                                                             =========

The Company has net operating loss carryforwards for state income tax purposes of approximately $8.6 million at December 31, 1997, which expire from 1998 to 2002. The valuation allowance has been established until it is more likely than not that the deferred tax assets will be realized.

9. COMMITMENTS AND CONTINGENCIES

Various claims generally incidental to the conduct of its normal business are pending or threatened against the Company from time to time. While ultimate liability, if any, is presently not determinable, in the opinion of management, these matters will have no material adverse effect on the Company's financial position, results of operations or cash flows.

10. RETIREMENT PLAN

Security Systems, Inc.'s profit sharing plan was amended and restated, effective January 1, 1995, to incorporate a 401(k) savings option. Effective this same date, the name of the plan was changed to the Security Systems, Inc. 401(k) Profit Sharing Plan. The plan covers all employees. Participants may elect to make contributions to the plan pursuant to a salary reduction agreement and subject to statutory limits. At the discretion of the Board of Directors,
Security Systems, Inc. may make a matching contribution of electing participants' contributions, but not to exceed 6% of the participant's compensation. There were no matching contributions to the plan for the year ended December 31, 1997. In addition, the plan allows for Security Systems, Inc., at the discretion of the Board of Directors, to make further contributions to the plan based on the participant's salary. No additional contributions were made to the plan for the year ended December 31, 1997.

                            Sentry Protective Systems
                     (A division of Security Systems, Inc.)

                    Notes to Financial Statements (continued)



11. SALE OF CUSTOMER CONTRACTS

In October 1997, the Company entered into an asset sale agreement with an unrelated third party setting forth terms for the sale of certain of the Company's alarm monitoring accounts and the related accounts receivable. The sales price was approximately $1,300,000, subject to adjustments for working capital. Proceeds from the sale were $1,289,000, all of which was recorded as a gain in the Company's statement of operations as the alarm monitoring accounts sold were recorded at zero book value at the time of the sale. In conjunction with the sale, approximately $200,000 of proceeds were placed in escrow subject to the satisfaction and settlement of certain provisions of the sale agreement. This amount has been included in other current assets at December 31, 1997 and was received by the Company in 1998.

12. SUBSEQUENT EVENTS

On March 17, 1998, Alarmguard Holdings, Inc. ("Alarmguard") purchased substantially all of the assets of the Company for approximately $26.5 million in cash, including $2.6 million held in escrow subject to the finalization of certain post-closing adjustments. A portion of the proceeds from the sale were used to pay all of the amounts due under the Company's Revolving Loan Facility (see Note 5).

Prior to December 31, 1997, the Company received a $250,000 deposit from Alarmguard. This amount is included in other current liabilities at December 31, 1997.

13. YEAR 2000 ISSUES (UNAUDITED)

The Company has developed a plan to modify its information technology to be ready for the year 2000. The Company does not expect this project to have a significant effect on operations. The Company's Year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.

Item 7 (b)        Pro Forma Financial Information


Alarmguard Holdings, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 1997

                                                                                                         PRO FORMA
                                                              PROFORMA                                  ALARMGUARD,
                                                                WITH                                     PREFERRED
                                            PREFERRED        PREFERRED                                     STOCK
                                              STOCK            STOCK                   PRO FORMA         OFFERING,
                                ALARMGUARD   OFFERING         OFFERING      SENTRY    ADJUSTMENTS       AND SENTRY
                                ----------   --------         --------      ------    -----------       ----------

Assets
Current assets:
   Cash and cash equivalents    $     698    $ 37,800  (A)   $  38,498    $    208      ($14,587) (B)   $  24,119
   Restricted cash                  1,931                        1,931           0         2,608  (B)       4,539
   Accounts receivable, net         5,558                        5,558       1,485          (537) (B)       6,506
   Inventories                      3,065                        3,065         359           (64) (B)       3,360
   Prepaid expenses                   343                          343         347          (347) (B)         343
                                ---------    --------        ---------    --------    ----------        ---------
Total current assets               11,595      37,800           49,395       2,399       (12,927)          38,867

Property and equipment, net         2,133                        2,133         634           (35) (B)       2,732

Customer installation costs,
 net                                8,868                        8,868         156          (156) (B)       8,868
Customer contracts and
 intangibles, net                  43,027                       43,027       1,918        24,946  (B)      69,891
Other investments                   2,245                        2,245           0             0            2,245
Other assets                        1,982                        1,982          29           (29) (B)       1,982
                                ---------    --------        ---------    --------    ----------        ---------
Total assets                    $  69,850    $ 37,800        $ 107,650    $  5,136    $   11,799        $ 124,585
                                =========    ========        =========    ========    ==========        =========

Liabilities and stockholders'
 deficiency
Current liabilities:
   Accounts payable             $   2,659                    $   2,659    $    771         ($771) (B)   $   2,659
   Accrued expenses                 5,675                        5,675         433           297  (B)       6,405
   Current portion of notes
   payable                          2,462                        2,462         357          (254) (B)       2,565
   Revolving credit facility            0                            0      10,100       (10,100) (B)           0
   Deferred revenue                 6,231                        6,231       1,562          (542) (B)       7,251
   Other current liabilities        4,061                        4,061         830         2,252  (B)       7,143
                                ---------    --------        ---------    --------    ----------        ---------
Total current liabilities          21,088           0           21,088      14,053        (9,118)          26,023

Notes payable, less current
 portion                              549                          549           0             0              549
Credit facility                    46,700                       46,700           0        12,000  (B)      58,700
Subordinated debt                   4,389        (675) (A)       3,714           0            0   (B)       3,714
Other liabilities                     321                          321         167          (167) (B)         321

Redeemable preferred stock                     38,500  (A)      38,500           0             0  (B)      38,500

Stockholders' deficiency
   Common stock                         1                            1           0             0  (B)           1
   Additional paid-in capital      35,286       9,024  (A)      44,310      (9,084)        9,084  (B)      44,310
   Accumulated Deficit            (38,484)     (9,049) (A)     (47,533)          0             0  (B)     (47,533)
                                ---------    --------        ---------    --------    ----------        ---------
Total stockholders' deficit        (3,197)        (25)          (3,222)     (9,084)        9,084           (3,222)
                                ---------    --------        ---------    --------    ----------        ---------
Total liabilities and
 stockholders' deficiency       $  69,850    $ 37,800        $ 107,650    $  5,136    $   11,799        $ 124,585
                                =========    ========        =========    ========    ==========        =========

Alarmguard Holdings, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 1997

                                                                                          PRO FORMA
                                                                         PRO FORMA       ALARMGUARD
                                              ALARMGUARD      SENTRY    ADJUSTMENTS      AND SENTRY
                                              ----------      ------    -----------      ----------

   Recurring revenue                           $ 21,540     $  6,832                      $ 28,372
   Installation revenue                          10,470        1,857                        12,327
   Service revenue                                2,250        1,038                         3,288
                                               --------     --------     ---------        --------
Total revenue                                    34,260        9,727             0          43,987

   Monitoring expense                             2,692          807                         3,499
   Installation expense                           7,543        4,245                        11,788
   Service expense                                4,176        1,204                         5,380
                                               --------     --------     ---------        --------
Total cost of revenue                            14,411        6,256             0          20,667
                                               --------     --------     ---------        --------

Gross profit                                     19,849        3,471             0          23,320

   Selling, general and administrative           15,909        7,071                        22,980
     expense
   Acquisition integration expense                  349            0                           349
   Amortization and depreciation expense         11,386        1,014         3,846 (C)      16,246
                                               --------     --------     ---------        --------
Total operating expenses                         27,644        8,085         3,846          39,575
                                               --------     --------     ---------        --------

Operating loss                                   (7,795)      (4,614)       (3,846)        (16,255)

Other income (expense)
   Interest expense, net                         (4,683)      (1,013)          (90) (D)     (5,786)
   Other, net                                       142        1,304                         1,446
                                               --------     --------     ---------        --------
Loss from continuing operations                ($12,336)    ($ 4,323)    ($  3,936)       ($20,595)
                                               ========     ========     =========        ========

Basic and diluted loss from continuing
   operations per common share                 ($  2.61)                                  ($  4.36)

Number of basic and diluted common shares
   used in calculating loss from continuing
   operations per common share                    4,726                                      4,726

Alarmguard Holdings, Inc.
Notes to Unaudited Pro Forma Financial Information


(A) Represents the net cash proceeds from the offering of 40,000 shares of Cumulative Convertible Preferred Stock (35,000 shares of Series A Preferred and 5,000 shares of Series B Preferred) in February 1998 at $1,000 per share. Alarmguard issued 700 additional shares of Series A Preferred Stock in exchange for $0.7 million of subordinated debt and wrote off the unamortized discount associated with certain warrants issued concurrently with the subordinated debt of approximately $25,000. The Series A Preferred Stock pays quarterly cash dividends at 5% per annum. The costs incurred ($2.2 million) in the offering are reflected as a reduction of the Preferred Stock's carrying value. In addition, the Company recorded, as a charge against accumulated deficit with a corresponding increase in additional paid in capital, a one-time non-cash dividend of approximately $9.0 million, as a result of the conversion prices of the two series of preferred stock being less than the quoted market price of the Company's common stock at the date of issuance.

(B) Alarmguard purchased certain of the operating assets of Sentry for $23.8 million in cash, of which $12.0 million was financed with borrowings under the Company's expanded Credit Facility. The Company also has committed to pay the sellers up to an additional $3.0 million which represents an amount to be determined based on certain post closing adjustments, $2.6 million of which has been secured by a letter of credit and is reflected as restricted cash. The acquisition was accounted for using the purchase method of accounting and, accordingly, the purchase price has been preliminarily allocated to the assets acquired, principally customer contracts of $26.5 million and a covenant not to compete of $0.3 million, and liabilities assumed based on their estimated fair values at the date of the acquisition. In accordance with the terms of the agreement, $10.1 million of the cash paid was used to repay the current debt of Sentry concurrent with the closing.

(C) To record amortization expense of acquired customer contracts (seven year life) and covenants not to compete (five year life) resulting from the acquisition of Sentry (see Note (B)).

(D) To record interest expense on the borrowings incurred to finance the acquisition of Sentry, net of interest expense recorded by Sentry on its debt that was repaid in connection with the acquisition (see Note (B)). Interest is calculated using Alarmguard's estimated borrowing rate of 9% per annum.